Exhibit 11.1

                                 WORLDTEX, INC.
                        COMPUTATION OF EARNINGS PER SHARE

--------------------------------------------------------------------------------
                 (Dollars in thousands except per share amounts)


                                                  Years Ended December 31
                                          ---------------------------------------
                                             1996          1995          1994
                                          -----------   -----------   -----------

Net income                                $    10,946         5,252         5,810
                                          ===========   ===========   ===========
Shares:

     Weighted average number of shares
         outstanding                       14,463,173    14,475,571    14,583,147

     Assumed exercise of options              205,884        90,995        56,190
                                          -----------   -----------   -----------
     Total average number of common and
         common equivalent shares used
         for primary computation           14,669,057    14,566,566    14,639,337
                                          ===========   ===========   ===========

Primary earnings per share (1)            $       .75           .36           .40
                                          ===========   ===========   ===========
Shares:

     Weighted average number of shares
         outstanding                       14,463,173    14,475,571    14,583,147
                                          ===========   ===========   ===========

     Assumed exercise of options              506,671       115,576             -
                                          -----------   -----------   -----------
     Total average number of common and
         common equivalent shares used
         for fully diluted computation    14,969,844    14,591,147    14,583,147
                                          ===========   ===========   ===========

Fully diluted earnings per share(2)       $       .73           .36           .40
                                          ===========   ===========   ===========

----------

(1) Earnings per share are calculated based upon the weighted average number of common shares outstanding and common equivalent shares during the year.

(2) Fully diluted earnings per share calculations result in less than 3% reduction and are accordingly not considered as dilution in the financial statements.